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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            JULY 18, 2000                                1-14559
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  Date of Report (Date of earliest              (Commission File Number)
           event reported)

                             MUSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     85-0437001
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  (State or other jurisdiction of        (I.R.S. Employer Identification Number)
   incorporation or organization)

                                1601 RANDOLPH SE
                          ALBUQUERQUE, NEW MEXICO 87106
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               (Address of Principal Executive Offices) (Zip Code)

                                 (505) 843-6873
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              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 18, 2000, Muse Technologies, Inc. (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), among the Company, MUSE Merger Sub, Inc., a wholly-owned subsidiary of the Company ("Merger Sub"), and Advanced Visual Systems, Inc. ("AVS"). Pursuant to the Merger Agreement, subject to satisfaction of certain conditions, AVS will merge with and into Merger Sub and AVS will be the surviving corporation and a wholly-owned subsidiary of the Company (the "Merger"). At the Effective Time of the Merger, the Company will issue up to a maximum of 2.1 million shares of its common stock (approximately 19% of outstanding common stock) in exchange for all of the outstanding common and preferred shares of AVS and will assume all of the outstanding stock options of AVS. Additionally, the Company will assume approximately $2 million of convertible debt of AVS. The Merger is expected to be accounted for as a pooling of interests.

         The consideration payable by the Company was determined as a result of arms-length negotiations between the Company and AVS. The number of shares of the Company's common stock to be issued in connection with the Merger was determined based on an exchange rate of 3.286 shares of AVS common stock for each share of the Company's common stock. The number of shares of common stock subject to stock options of the Company to be issued to the holders of AVS stock options was determined based on the same exchange rate of 3.286 shares of AVS common stock for one share of the Company's common stock.

         The consummation of the Merger is subject to certain conditions, including, but not limited to, approval by the stockholders of AVS pursuant to a joint proxy statement/prospectus to be filed with, and declared effective by, the Securities and Exchange Commission. Additionally, in May 2000, the Company had provided a demand loan to AVS in the principal amount of $1 million for working capital purposes. The Merger is expected to be completed in Fall 2000.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

         (a) and (b) The audited and pro forma financial statements required by this Form 8-K will be included as part of the Registration Statement on Form S-4 relating to the Merger to be filed not later than September 15, 2000.

         (c) Exhibit 1 - Press Release dated July 18, 2000.

             Exhibit 2 - Agreement and Plan of Merger dated as of July 18, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    July 21, 2000                 MUSE TECHNOLOGIES, INC.

                                       By: /s/ Brian R. Clark
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                                           Brian R. Clark
                                           President and Chief Financial Officer